UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2008
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CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

CarMax, Inc. (the “Company”), CarMax Auto Superstores, Inc., a subsidiary of the Company (“CASI”), and certain of their subsidiaries named therein (the “Subsidiaries”), entered into a Credit Agreement dated August 24, 2005, as amended by Amendment No. 1 to Credit Agreement and Joinder Agreement dated as of December 8, 2006 (the “Credit Agreement”) for a revolving credit facility with Bank of America, N.A., as a lender and administrative agent, and various other financial institutions named therein.

On July 17, 2008, the parties to the Credit Agreement entered into Amendment No. 2 to the Credit Agreement and Joinder Agreement (the “Amendment”).  Pursuant to the Amendment, aggregate borrowings available pursuant to the Credit Agreement increased from $500 million to $700 million.  The Amendment provides a new definition of the term “Applicable Rate,” which increased the per annum rate related to Eurodollar Rate Loans, Letter of Credit Fees and Commitment Fees (each as defined in the Credit Agreement).  The Amendment amends the timing for the payment of Swing Line Loans and New Vehicle Swing Line Loans (each as defined in the Credit Agreement).  Additionally, Bank of the West and Barclays Capital joined the Credit Agreement as Lenders (as defined in the Credit Agreement).  The Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein into this Item 1.01.

All outstanding principal amounts borrowed under the Credit Agreement will be due and payable on December 8, 2011. As of July 17, 2008, the amount outstanding under the Credit Agreement was approximately $238 million.

In addition to participation in the Credit Agreement, certain of the Lenders provide other services to the Company, CASI and the Subsidiaries, including cash management and treasury services, asset-backed securitization transactions, retail installment financing to the Company’s customers, derivative transactions (interest rate swaps) and other corporate financial services.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description of Exhibit
10.1
Amendment No. 2 to the Credit Agreement and Joinder Agreement, dated July 17, 2008, by and among CarMax, Inc., CarMax Auto Superstores, Inc., various subsidiaries of CarMax, various Lenders named therein, and Bank of America N.A., as Administrative Agent, filed herewith. A non-material schedule has been omitted from the Amendment as filed. CarMax agrees to furnish supplementally to the Commission upon request a copy of such schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: July 22, 2008	By: /s/ Keith D. Browning
Keith D. Browning
Executive Vice President,
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1

Amendment No. 2 to the Credit Agreement and Joinder Agreement, dated July 17, 2008, by and among CarMax, Inc., CarMax Auto Superstores, Inc., various subsidiaries of CarMax, various Lenders named therein, and Bank of America N.A., as Administrative Agent, filed herewith. A non-material schedule has been omitted from the Amendment as filed. CarMax agrees to furnish supplementally to the Commission upon request a copy of such schedule.